Exhibit 99.2

Corporate Headquarters

Cross Function Procedure CRX-011

Revision: 5

Effective:

Copyright 2014 Lockheed Martin Corporation

Current policies and procedures are on the Lockheed Martin Intranet

International Consultants

Compliance

Obtaining Consultant Services

Terms of Agreement

Amendments and Renewals

Extensions to Agreement Term

Payment of Fees and Expenses

Administration

Violations

International Consultant Administration Manual (ICAM)

General Applicability Statement

1.0 Policy

It is Lockheed Martin policy to contract for international consultants in writing on a selective basis and only after determining that the special expertise needed is not available within the Corporation.

2.0 Applicability

2.1 This procedure applies to the acquisition of international consultant services by Lockheed Martin Corporation and its wholly owned subsidiaries. With respect to entities controlled (but not wholly owned) by the Corporation (normally an ownership interest in excess of 50%), the Vice President & General Counsel - Lockheed Martin International or designee must ensure that procedures substantially similar to this procedure are adopted. With respect to entities in which the Corporation has a substantial (but not controlling) ownership interest (i.e., 20%-50%), the Vice President & General Counsel - Lockheed Martin International or designee must ensure that such entities have adopted appropriate controls and are taking the steps necessary to effect compliance with the key requirements of this procedure by all of their directors, officers, employees, and consultants.

2.2 The following services are not international consultant services and are not covered by this procedure:

•	Domestic business development consultant services, which must be retained in accordance with CRX-010, Domestic Business Development Consultants.

•	Services provided on a temporary basis to supplement in-house skills, which must be acquired in accordance with normal procurement procedures. Examples of services provided on a temporary basis are clerical, administrative, and housekeeping services; facilities and grounds maintenance; and equipment servicing.

•	Services requiring professional qualifications, such as certified public accountants, attorneys, architects, registered engineers, plant physicians, and nurses, which must be acquired in accordance with normal procurement and other applicable procedures. Legal services must be contracted for in accordance with CRX-001, Performance of Legal Activities. Purchases of outside accounting and related services, and all consulting services from Lockheed Martin’s independent accountants, must be contracted for in accordance with CRX-625, Control of Accounting Operations, and Controller’s Manual Statement CMS-010, Purchase of Accounting and Related Services.

•	Subject to the note below, proposal or contract support services under a services contract or services subcontract, including without limitation post-award services (collectively, “services contract”). Such a services contract always must be entered into in accordance with normal procurement procedures and other applicable policies and procedures and include a written statement of work whose achievement can be objectively verified in terms of a tangible delivered work product such as a product or component design, a technical proposal, editing or artwork, or other technical service.

Note: A services contract may not be entered into for the purpose of obtaining consultant services. A services contract must not be entered into with a person or firm that is, or within the five years before the effective date of the services contract was, a consultant for any Lockheed Martin entity, unless prior written approval is obtained from the Consultant Review Board (CRB) or Consultant Review Committee (CRC) for services contracts that exceed the thresholds in the CRB/CRC Guidelines, or from the Vice President & General Counsel - Lockheed Martin International or designee, for services contracts under the CRB/CRC thresholds. For subcontracts and support services agreements requiring the approval of the CRB or CRC, or the Vice President & General Counsel - Lockheed Martin International or designee, provide all documentation, including the draft agreement or amendment, statement of work, legal opinion, economic justification, Regional President’s Recommendation, and the element’s approvals to Corporate Consultant Services (CCS). CCS will assemble a package for approval.

3.0 Definitions

Agreement Monitor - The consultant’s Lockheed Martin interface for the duration of the consultant agreement; responsible for ensuring that the agreement is being performed as agreed and that value is received by the Corporation.

CRB - The group responsible for reviewing and approving proposed consultant arrangements that exceed certain thresholds in the CRB/CRC Guidelines. Members are the corporate Vice President Corporate Communications, the corporate Vice President & Controller, the corporate Vice President & Treasurer, and the corporate Vice President & Associate General Counsel-Litigation & Compliance. A quorum is three of the four CRB members. The Manager CCS serves as a nonvoting Executive Director.

CRC - The group responsible for reviewing and approving proposed consultant arrangements that exceed certain thresholds in the CRB/CRC Guidelines, approving corporate policies and procedures pertaining to international consultants; approving standard terms and conditions for use in all Lockheed Martin international consultant agreements; and establishing the CRB and CRC review thresholds. Members are the corporate Executive Vice President & Chief Financial Officer; Senior Vice President, General Counsel & Corporate Secretary; and Senior Vice President Corporate Strategy & Business Development (CSBD). A business area Executive Vice President participates on a rotating, non-conflict basis.

Convicted - As used in this procedure (including the forms linked to this procedure), means a finding of guilt in any court or by any judicial body, or any of the following pleas or dispositions: plea of “guilty,” “no contest,” or “nolo contendere”; the imposition of a sentence; or any criminal charge disposed of via deferred adjudication, probation, or agreement of any kind where the sentence is withheld or suspended pending the satisfaction of some condition (such as good behavior, community service, counseling, completion of a class, rehabilitation or other course of treatment).

Firm - A corporation, partnership, joint venture, or any other business entity.

Government Official - An officer or employee of a government or a government department, agency, or “instrumentality” (as that term is defined in CPS-730, Compliance with the Anti-Corruption Laws); or a person acting in an official capacity for a government or a government department, agency, or instrumentality; or an official, employee, or person acting on behalf of a public international organization.

International Consultant - A person or firm possessing special knowledge, expertise, skill, training, or operational experience. The capabilities possessed by a consultant generally are not available within the Corporation. As used in this procedure, “international consultant,” or “consultant” includes any representative, distributor, reseller, consultant, broker, or any other person or firm by whatever name known, of U.S. or any other nationality, who has or is likely to have contact with a foreign (non-U.S.) customer (including contact in the U.S.) and is retained to provide services directly related to obtaining, retaining, or facilitating business or business opportunities, in or with any foreign country or foreign firm by (a) advising Lockheed Martin management in connection with business development, acquisition, or retention in such environment; or (b) representing Lockheed Martin in connection with sales efforts involving foreign customers, foreign firms, or foreign governments, except as specifically excluded in paragraph 2.2. An offset broker is an international consultant unless the offset broker does not and will not have contact with foreign customers or offset authorities on behalf of Lockheed Martin and the offset broker has or will have offset credits from independent transactions not on behalf of Lockheed Martin. See CRX-454, Offset/Countertrade Commitments.

Note: In any instance where it is not clear whether a person or firm is a consultant, the matter must be referred to the element’s Legal Counsel or the Vice President & General Counsel - Lockheed Martin International or designee for resolution.

4.0 Compliance

4.1 All international consultants must comply with the laws and regulations of the foreign countries in which they operate (except to the extent inconsistent with U.S. law) and the laws and regulations of the

United States, particularly the Foreign Corrupt Practices Act (FCPA) (see CPS-730) and the Consent Decree dated April 13, 1976 between Lockheed Aircraft Corporation and the Securities and Exchange Commission. Any real or apparent inconsistency between U.S. and foreign law must be referred to the Vice President & General Counsel-International or designee for resolution.

4.2 Lockheed Martin will contractually require its consultants to be bound by the applicable provisions of its Code of Ethics and Business Conduct, Setting the Standard (the “Code”).

4.3 The use of a person or firm who has been convicted of a felony offense, or who is debarred, suspended, proposed for debarment, or otherwise ineligible for government procurement programs, may affect Lockheed Martin’s present responsibility in connection with government contracts and impair its ability to defend against certain types of legal actions. In most cases a person or firm who has been charged with or convicted of a felony offense in any jurisdiction or country, or who is presently listed by any government agency as debarred, suspended, proposed for debarment, or otherwise ineligible for government procurement programs, will not be retained as an international consultant. See CRX-022, Convicted, Debarred, or Suspended Persons or Firms. The element’s senior executive may authorize an exception following consultation with the Vice President & General Counsel - Lockheed Martin International or designee.

4.4 No payments to or agreements with any consultant will be made in violation of U.S. law, the law of the applicable foreign country, or the Code.

4.5 No consultant will be a government official or an official of a political party or a candidate for political office, except with the written approval of the Vice President & General Counsel - Lockheed Martin International or designee. This restriction applies to the owners, principal shareholders, officers, and active representatives of a consultant organization, or anyone receiving compensation from a consultant organization.

4.6 No consultant will be an officer, director, employee, or “affiliate” (as that term is defined under the Securities Act of 1933) of any customer, unless such dual activity is permissible in the country involved and is approved in writing by the chief executive officer of such customer. The Manager CCS must maintain such written approval. This restriction applies to the owners, principal shareholders, officers, and active representatives of a consultant organization, or anyone receiving compensation from a consultant organization.

4.7 No payment will be made and no other thing of value will be given to any consultant if there is reason to believe that, in connection with the consultant’s performance under its agreement with Lockheed Martin or on Lockheed Martin’s behalf, all or any portion of the payment or other thing of value will be offered, given or promised, directly or indirectly, to any government official, political party, official of a political party, or candidate for political office. This restriction does not apply to furnishing meals, refreshments, entertainment, or transportation of reasonable value, or furnishing pictures, models of Lockheed Martin products of little or no intrinsic value, or other items of small dollar value marked with the Lockheed Martin logo that are distributed for advertising or commemorative purposes, when the conditions referenced in the Hospitality Guidelines section of CPS-730 have been satisfied and the prior written approval of the consultant’s agreement monitor has been obtained.

5.0 Obtaining Consultant Services

5.1 No work for Lockheed Martin will be done by and no payments will be made to any international consultant until a written agreement, approved as provided in this procedure, has been executed by both parties. See CMS-550, Accounting for Consultant Commissions and Other Costs, for appropriate accounting policy and procedures.

5.2 Legal Counsel of the element desiring to retain the prospective consultant is responsible for determining the legality of contracting with the prospective consultant.

5.3 The requester also must coordinate with the Manager CCS to determine whether the proposed consultant is already under agreement with the Corporation.

5.4 The actions required for the initial appointment or renewal of an international consultant are provided below. Actions that are optional for renewal of a consultant are marked with an asterisk (*).

Note: The International Consultant Administration Manual maintained by CCS contains or links to forms and other information used to implement this procedure. If different versions of a form are available, select the version that applies to the type of consultant services being obtained. Questions about form selection should be directed to CCS.

Step	Action		Responsible

1.	At least 120 calendar days before the desired appointment or renewal date, send the following documents to the proposed consultant:		Requester
	•	Application for International Consultant Appointment (the “Application”)
	•	Disclaimer Letter (required for new agreements and in all cases when territory or product will be added)*
	•	The Code (in the native language of the consultant when available) and the Code Receipt and Acknowledgment form*
	•	Letter of Appointment (optional for new agreements and renewals)*
•

Publications (or links to the publications) from the U.S. Office of Government Ethics, and the Acknowledgment of Receipt—Summaries of “Revolving Door” Rules form (for former U.S. government employees)*

	•	Conflict of Interest Staffing Forms, as required by CRX-014, Individual Conflict of Interest*
	•	International Consultant Agreement (the “Agreement”), in generic form, clearly marked as a draft, for information only*.
2.	Completes and returns to the requester:		Consultant
	•	Application
	•	Disclaimer Letter (when applicable; required for new agreements and in all cases when territory or product will be added)*
	•	Code Receipt and Acknowledgment form*
	•	Conflict of Interest Staffing Form (when applicable)*
	•	Acknowledgment of “Revolving Door” Rules (for former U.S. government employees)*.

Notes:
The agreement monitor should ensure that the consultant agrees with the key provisions of the proposed Agreement, including term, territory, product/service coverage, and compensation.

If the consultant plans to use sub-consultants (or add a sub-consultant to the Agreement), the proposed sub-consultant must complete the Application. The Vice President & General Counsel - Lockheed Martin International (VP & GC-International) or designee will complete a due diligence interview with the proposed sub-consultant and approval will be reflected in the Agreement/Amendment.

3.	Prepare the appropriate Regional President’s Recommendation and send it to the CCS Regional Manager for coordination with the relevant Regional President(s).		Requester
4.

If the services will involve or affect offset/countertrade agreements, have the VP Corporate Development sign the Regional President’s Recommendation, verifying that the proposed arrangement would comply with CRX-454.

CCS Regional Manager
Note: This signature may be obtained before or after the Regional President’s review.
5.	Perform a preliminary due diligence:		Regional President or designee
	•	Meet with the consultant. Visit the consultant’s offices in the country where the services will be performed*.
•

If the consultant will be based outside the U.S., obtain one of the following from the U.S. Embassy in the country where the services will be performed: the U.S. Embassy’s evaluation of the consultant or an International Company Profile (ICP) if the U.S. Embassy’s evaluation is not available.

6.

Review, complete, and sign the Regional President’s Recommendation, ensuring that it fully justifies the retainer or commission recommended. Send the Regional President’s Recommendation, Embassy evaluation or ICP, and any other relevant information to the requester via the CCS Regional Manager.

Regional President
7.	Prepare an approval package consisting of the following documents and send it to the element’s Legal Counsel:		Requester
	•	International Consultant Approval (the “Approval”) completed through the Requester’s signature
	•	Disclaimer Letter (when applicable)*
	•	Regional President’s Recommendation, including Embassy evaluation or ICP
	•	Conflict of Interest Staffing Form (when applicable)*
	•	Code Receipt and Acknowledgment form*
	•	Other relevant information.

Note: If a consultant will have contact with U.S. government personnel in the Washington, D.C. area, the Approval must specify a Lockheed Martin Washington Operations agreement monitor in addition to the agreement monitor named in the Approval.
8.	Review the approval package and preliminary due diligence for legal sufficiency.		Element Legal
9.	Obtain a legal opinion from competent outside counsel addressing the following questions, or use existing legal opinions that are applicable and current (less than two years old):		Element Legal
	•	Does the proposed Agreement, including the proposed consultant activities, comply with local law?
	•	Does the compensation to be paid comply with local law and (if outside counsel is willing to so opine) seem reasonable and not excessive?
	•	Does the proposed relationship with the consultant give rise to concerns under the Anti-Corruption Laws?
	•	Could the proposed consultant be considered a government official in the territory?
10.	Check and document in writing the references listed by the consultant*.		Element Legal
11.

If the consultant currently is providing a supplier, customer, or competitor of Lockheed Martin services similar to those proposed to be provided to Lockheed Martin, or has provided such services during the previous 12 months, ensure compliance with CRX-014.

Element Legal
12.	If the consultant has an Organizational Conflict of Interest restriction that may limit his or her future job assignments, ensure compliance with CRX-014.		Element Legal
13.	If the consultant is a former U.S. government employee or employs former U.S. government employees who will work under the Agreement, ensure compliance with CRX-014*.		Element Legal
14.

If the consultant is a former Lockheed Martin employee, have the element’s senior Human Resources executive or designee sign the Approval, verifying that there is no potential for improper employment practice and that the proposed retention of services would comply with CRX-524, Reemploying or Obtaining the Services of Retired Salaried Employees*.

Requester
15.	Have the element’s senior executive or designee sign the Approval. Send the approval package including the following documents to CCS:		Requester
	•	Approval
	•	Application
	•	Input from references*
	•	Disclaimer Letter (when applicable)*
	•	Regional President’s Recommendation, including Embassy evaluation or ICP
	•	Conflict of Interest Staffing Form (when applicable)*
	•	Code Receipt and Acknowledgment form*
	•	Legal opinion from outside counsel
	•	Other relevant information.

16.	Check the approval package for completeness and clarity. Prepare an Agreement (or amendment), and an approval sheet to collect the required corporate signatures, and add them to the approval package. If CRB/CRC review will be required (step 24), so advise the Requester.	CCS
Note: All Agreements must be written in the name of Lockheed Martin Overseas Corporation (LMOC).
17.

Use the online tool to search excluded/debarred parties, and review the consultant’s responses on the Application. If the consultant is debarred or suspended from government contracting or has been notified that such action is pending, has been charged with or convicted of a felony offense in any jurisdiction or country, or has any unresolved criminal charges currently pending that have not yet been adjudicated or dispositioned, review with the VP & GC-International or designee.

CCS
18.	If the consultant will provide customer financing, send the approval package to the corporate Vice President & Treasurer or designee for approval.	CCS
19.	Send the approval package to the VP & GC-International or designee.	CCS
20.	Review the approval package to ensure its legal adequacy and the absence of red flags or legal concerns. Investigate and resolve any red flags or concerns.	VP & GC-International
21.	With requesting element Legal, complete the due diligence background check on the proposed consultant:	VP & GC- International
•

Review the legal opinion from outside counsel to confirm that the Agreement with the consultant is lawful and the proposed level of compensation is reasonable, given the expected norms for the product and country.

• Review the relevant corporate policies and procedures to confirm that retention of the consultant would comply with corporate direction.
•

Review legal compliance to confirm that retention of the consultant would be consistent with Anti-Corruption Laws and other applicable U.S. and local legal requirements, including disclosure requirements such as those in Part 130 of the International Traffic In Arms Regulations (ITAR).

• Review the Dow Jones or similar Anti-Corruption laws watch list for red flags.
•

Evaluate the character of the consultant to confirm that he or she appears to be of high integrity and is likely to comply with Anti-Corruption Laws, other applicable U.S. and foreign legal requirements, and the Code. The evaluation must include a personal interview with the consultant to ensure that the consultant fully understands and agrees to comply with the Anti-Corruption Laws, other applicable U.S. and foreign legal requirements, and the Code. At the conclusion of the interview, have the consultant sign a Compliance Acknowledgment with respect to such requirements.

• Review Lockheed Martin’s standard terms and conditions with the consultant, including contract negotiation, if required.

22.	Upon satisfactory completion of the due diligence, sign the approval sheet, add the Compliance Acknowledgment and copy of the due diligence interview notes to the approval package, and return the approval package to CCS.	VP & GC- International
23.	Finalize the approval package and send it to the corporate VP Domestic Business Development & Operations and the SVP CSBD (or their designees). Have them sign the approval sheet.	CCS
24.	If the Agreement exceeds the thresholds in the CRB/CRC Guidelines, submit the Agreement for CRB or CRC approval as required.	CRB Executive Director

Note: The VP & GC-International or designee or corporate VP Domestic Business Development & Operations may refer any proposed Agreement (including those under the CRB/CRC thresholds) for CRB/CRC review for any reason. The CRB Executive Director must notify the appropriate business area VP & General Counsel of any proposed Agreement that will be submitted to the CRB/CRC.

25.	Forward the Agreement to the proposed consultant for signature and, upon return, to the LMOC Director or delegatee for execution.	CCS
Note: For amendments (see section 7.0), the LMOC Director or delegatee may sign first.
26.	Notify the agreement monitor of his or her duties and responsibilities and provide copies of the executed Agreement or Amendment and the Agreement Monitor Guidelines.	SVP CSBD or designee

6.0 Terms of Agreement

Statement of Work and Agreement Monitor

6.1 The Agreement must set forth a precise statement of work, including deliverable items such as documented analyses, reports, or other materials. The Agreement must name the Lockheed Martin employee who has been designated by the element to serve as the agreement monitor. Additional information such as specific product/service coverage or special requirements or limitations may be included when desired or necessary.

Consultant Compensation

6.2 Compensation for services to be performed by the consultant must be reasonable and consistent with compensation for similar work within the industry or field of technology in the country where the services are to be performed and must be permissible under local law. The total corporate commitment for retainer fees or commissions to any person or firm for consulting services must be approved in accordance with the CRB/CRC Guidelines.

6.3 “Disguised commission” arrangements designed to circumvent local laws, regulations, administrative requirements, or Lockheed Martin policies and procedures are prohibited. Such a prohibited disguised commission arrangement involves an agreement to pay a consultant a commission or success fee amount over time in the guise of periodic retainer or subcontract payments for ongoing services.

Consultant Expense Reimbursement

6.4 The Agreement must require that the agreement monitor personally approve in writing in advance any extraordinary expenditures, such as travel by the consultant at the request of Lockheed Martin. The consultant’s travel and subsistence expense records must be documented with an explanation of each trip’s purpose and itinerary with preapproval of any extraordinary expenditures. Reimbursement for domestic air and rail travel is limited to economy coach accommodations. Reimbursement for international air travel is limited to business class. Reimbursement will be made for reasonable and actual expenses only. The consultant must attach receipts for such expenditures to invoices in a form satisfactory to the agreement monitor and the LMOC Controller.

6.5. The consultant must not provide any hospitality (e.g., meals, gifts, entertainment) to any military or government official or employee or any customer on behalf of Lockheed Martin or in connection with the Agreement without the prior written approval of the agreement monitor.

Ethics

6.6 The Agreement must specify that by execution of the Agreement the consultant warrants that the consultant has received a copy of, and will comply with, the Code.

Duration of Agreement and Expiration or Termination

6.7 The Agreement must state its duration in terms of a commencement date and an ending date, for a term not to exceed two years, unless otherwise approved by the CRB or CRC.

6.8 The Agreement must contain a clause permitting Lockheed Martin to terminate the Agreement without cause and with 60 days or less notice, and limit Lockheed Martin’s liability to fees earned and expenses incurred to the date of termination.

6.9 The Agreement must specify that it will terminate immediately and all payments that are due or have been made under the Agreement will be forfeited if, in the rendering of services, illegal payments are made, or any part of the fee or expenses payable under the Agreement is used for an illegal purpose, or paid to a third party with the knowledge that the money will be used for an illegal purpose, or conduct is engaged in that violates foreign law or U.S. law, including Anti-Corruption Laws, the ITAR and Export Administration Regulations (EAR) (see CPS-310, International Trade Controls and Compliance), and the U.S. Antiboycott Laws (see CPS-729, Compliance with United States Antiboycott Laws). Upon execution of the Agreement the consultant must furnish representations and warranties that:

•	no payments or gifts have been or will be made, offered, or promised to improperly influence foreign officials;

•	no foreign official has any legal or beneficial interest in such business or in any commission or payment Lockheed Martin makes;

•	the consultant will disclose to Lockheed Martin any payment of, or offer to pay, political contributions, fees, or commissions pursuant to Part 130.12 of the ITAR; and

•	the consultant is fully qualified to assist Lockheed Martin under U.S. and applicable foreign law and has complied with any registration and licensing requirements.

6.10 Breach of any warranty or representation will be cause for immediate termination of the Agreement.

Independent Contractor

6.11 The Agreement must specify that the consultant is an independent contractor and is prohibited from making any binding commitments on behalf of Lockheed Martin.

Consultant Certifications

6.12 The Agreement must include a clause to the effect that the consultant has not been convicted of, or within the past five years charged with, any felony offense in any jurisdiction or country, and is not presently listed by any government agency as debarred, suspended, proposed for debarment, or otherwise ineligible for government procurement programs. If the consultant is a firm, the representations and certifications will apply to the individuals who will be performing the consulting services and to the principal officers and owners of the firm.

6.13 The Agreement must include a clause where the consultant agrees that in performance of the Agreement he or she will comply with the applicable laws and regulations of the U.S. and the territory (except to the extent inconsistent with U.S. laws and regulations), and will not make or permit to be made or knowingly allow a third party to make any improper payments, including but not limited to facilitating or expediting payments, directly or indirectly, or to perform an unlawful act. To that end, the consultant must execute the Consultant Certifications attached to the Agreement, and agree to furnish further certifications as required. Failure or refusal to promptly furnish any required certification or disclosure upon request from Lockheed Martin will be cause for immediate termination of the Agreement.

Sensitive Information

6.14 The Agreement must include a clause in which the consultant agrees not to obtain on Lockheed Martin’s behalf or to provide to Lockheed Martin any information that is not legally available in the territory or that is procurement sensitive, proprietary, or classified where there is reason to believe that possession of such information is unauthorized, illegal, or unethical.

Audit Rights

6.15 The Agreement must give Lockheed Martin the right to audit the consultant’s books and records, as they relate to transactions with Lockheed Martin.

Assignment

6.16 The Agreement must prohibit the consultant from subcontracting, delegating, or assigning any of its rights or obligations without Lockheed Martin’s prior written consent.

Regional Contact

6.17 The Agreement must name the Regional Vice President, Corporate International Business Development, who will serve as the consultant’s regional contact.

Other Terms

6.18 The Agreement may include other terms and conditions that are required and approved by the Vice President & General Counsel - Lockheed Martin International or designee or the element’s Legal Counsel.

7.0 Amendments and Renewals

7.1 The requester must contact CCS to discuss any proposed change to the Agreement. A reduction in compensation or a minor change with no financial impact such as removal of a country from the territory, removal of a product from the product list, or a change in product name—as determined by CCS in consultation with the Vice President & General Counsel - Lockheed Martin International or designee as necessary—will be documented by written amendment, signed by the consultant and LMOC. Agreement monitor changes will be handled as a written notice issued by CCS. Any other change will be processed as a renewal in accordance with section 5.0.

7.2 If the Agreement will be amended or renewed, the agreement monitor must ensure that the process is initiated in a timely manner to avoid the possibility of the consultant having to stop work until the amendment or renewal is finalized.

8.0 Extensions to Agreement Term

Except with the written approval of the Senior Vice President, General Counsel & Corporate Secretary or the Vice President & General Counsel - Lockheed Martin International or designee, the Agreement term may be extended only once, for a period not to exceed 90 calendar days. The element’s Legal Counsel must request the extension from CCS, which will issue an extension letter.

9.0 Payment of Fees and Expenses

The actions required for the authorization and payment of consulting fees, commissions, and/or reimbursable expenses are provided below.

Note: No payment of any kind may be made to an international consultant without the prior written approval of CCS.

Step	Action		Responsible

1.	Submits to the agreement monitor:		Consultant
	•	International Invoice (signed and dated)
•

International Consultant Activity Report (the “Activity Report”) (signed and dated) correlating work product with payment requested. Even though activities may involve classified or highly sensitive matters, a meaningful non-classified Activity Report is required to substantiate payment

	•	Required receipts
•

Any information, documentation, or forms required under U.S. federal or foreign withholding tax or reporting regimes, such as Internal Revenue Service (IRS) Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (or W-9 for U.S.-based consultants)

	•	Agreement monitor’s written preapproval of any extraordinary expenditures. See paragraph 6.4.

Note: For commission payments, an Activity Report is required for the initial International Invoice only. Subsequent commission payments for the same sale require an International Invoice only.
2.

Review the submitted documentation to verify that services have been properly rendered, documented, and supported. For commission payments, also confirm in writing that Lockheed Martin has received payment (including date and amount of payment) from the customer. Upon satisfactory completion of these verifications, sign the Activity Report, signifying approval for payment, and provide all documentation to the element’s consultant coordinator, who will then forward to CCS for approval.

Agreement Monitor, or person delegated invoice approval authority in writing
3.

Verify that the Activity Report and International Invoice bear the signature of the consultant and have agreement monitor approval, and that the name and address on the invoice, bank/wire transfer instructions, payment amount, and period of performance are consistent with the Agreement. Upon satisfactory completion of these verifications, authorize payment of the International Invoice.

CCS (on behalf of LMOC)
4.	Upon receipt of authorization from CCS, pay the consultant through the element’s normal disbursement channels.	Lockheed Martin element retaining the consultant services

Note: All payments to a consultant must be made by check or wire transfer to an account in the name of the consultant in the country where a substantial portion of the related services are performed or the country from which the consultant normally conducts business, except where specifically approved in writing by the corporate VP & GC-International or designee or the CRB or CRC.

10.0 Administration

10.1 In accordance with its annual audit plans, Corporate Internal Audit periodically will assess or audit internal controls across the Corporation, assuring compliance with this procedure.

10.2 Annually, the Regional President and the agreement monitor must complete an International Consultant Evaluation and submit it to CCS. CCS will provide evaluation results to the Senior Vice President CSBD or designee.

10.3 To the extent reasonably possible, the consultant will receive approximately one hour of training annually on the Code and associated business conduct policies, with a focus on international issues such as compliance with Anti-Corruption Laws, the ITAR and EAR, and U.S. Antiboycott Laws. Training content will be determined by the corporate Vice President Ethics & Sustainability in coordination with the Vice President & General Counsel - Lockheed Martin International or designee, and provided by an authorized Lockheed Martin representative. Upon completion, the person providing the training must have the consultant sign the International Consultant Ethics Training Acknowledgment. The agreement monitor must ensure that the training occurred and that the signed form is provided to the Manager CCS for placement in the consultant’s file.

Note: A due diligence interview conducted by the Vice President & General Counsel - Lockheed Martin International or designee fulfills the ethics training requirement for the calendar year in which the due diligence was performed. The International Consultant Ethics Training Acknowledgment is not required in such a case.

10.4 If the Code is substantially revised at any time during the term of the Agreement, CCS will furnish the revised Code and the Code Receipt and Acknowledgement form to the consultant.

10.5 The following documents must be retained for six years from the date of final payment under the Agreement or until audit activities are completed, whichever is later:

•	The Manager CCS must retain the signed original Agreement, amendments, certifications, acknowledgments, disclosures, application, and other forms.

•	The Lockheed Martin element retaining the consultant services must retain consultant payment information, invoices, and supporting documents.

•	The agreement monitor must retain consultant work product, including reports, presentations, and related documents.

10.6 It is the continuing responsibility of the agreement monitor to be aware of and require compliance by the consultant with all Agreement terms and conditions (including the stated expiration date of the Agreement), and all applicable provisions of this procedure.

11.0 Violations

Any violation of this procedure will result in disciplinary action, up to and including termination from employment.

12.0 Deviations

Any deviation from this procedure requires the prior approval of Senior Vice President, General Counsel & Corporate Secretary or designee and the Owner listed in Lockheed Martin Command Media Central (U.S.) (Outside U.S.) or designee.

Maryanne R. Lavan

Senior Vice President, General Counsel & Corporate Secretary